                                                                    EXHIBIT 10.5


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (hereinafter called this "Agreement") entered into effective as of June 27, 1996 (the "Effective Date"), by and between MARINER ENERGY, INC. (formerly known as Hardy Oil & Gas USA Inc.) (hereinafter called "Company") and Richard R. Clark (hereinafter called "Employee").

         WHEREAS, Company and Employee entered into that certain Employment Agreement dated March 31, 1987, which was thereafter amended on a number of occasions (such Employment Agreement, as heretofore amended, being referred to herein as the "Employment Agreement"); and

         WHEREAS, Enron Capital & Trade Resources Corp., a Delaware corporation, Mystery Acquisition, Inc., a Delaware corporation ("Parent"), Robert E. Henderson, Richard R. Clark, Michael W. Strickler, and D. S. Huber, have entered into that certain Stockholders' Agreement dated April 2, 1996 (the "Stockholders Agreement"); and

         WHEREAS, Section C.1(a) of the Stockholders Agreement provides that the Employment Agreement will be amended and restated as set forth herein and Company and Employee desire to so amend and restate the Employment Agreement;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.      Employment.

                 Company hereby employs Employee to serve as Senior Vice President - Production of Company. The permanent place of Employee's employment shall be at a location within a 50-mile radius of the central business district of the City of Houston, Texas; provided, however, Employee shall be required to undertake such ordinary and usual travel as is necessary to properly discharge his duties and responsibilities hereunder. Employee hereby accepts such employment, and agrees to serve Company faithfully, diligently and in a good and workmanlike manner.

         2.      Term.

                 The term of employment shall be for a term of five (5) years beginning on the Effective Date, subject, however, to the provisions of paragraph 3.





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         3.      Extension and Termination.

                 3.1 If either Employee or Company elects to terminate this Agreement at the end of the term stated in paragraph 2, or at the end of any extended term hereof as hereinafter provided, notice of the election to terminate shall be given to the other party no later than six (6) months before the end of this Agreement. If no notice is given by either party, the term, or extended term, of this Agreement shall be deemed to have been extended for an additional six (6) months.

                 3.2 In the event Company elects to terminate this Agreement as provided in paragraph 3.1 above:

                          3.2.1 Company shall pay to Employee his salary and other benefits provided elsewhere in this Agreement for Employee's services rendered to Company hereunder through the end of such term or extended term.

                          3.2.2 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment equal to nine (9) months' salary at Employee's monthly rate for the month immediately preceding the month in which Company elects to terminate this Agreement.

                          3.2.3 Company shall pay to Employee, on or before the last day of his employment hereunder, a lump sum cash payment for all (a) vacation time carried forward from a previous year in accordance with paragraph 8, and (b) all earned and unused vacation time for the then current year. Earned vacation time shall, for the purpose of this paragraph, be calculated by dividing the number of days in the calendar year which have transpired by 365, and then multiplying the result by the number of vacation days to which Employee is entitled for that year pursuant to paragraph 8.

                          3.2.4 If Employee has a leased automobile, the lease payments on which are guaranteed by Company, Employee shall have the option, to be exercised on or before the last day of his employment hereunder, of assuming the remaining lease payments and retaining the automobile, or assigning the lease agreement to Company in return for Company's agreement to assume the remaining lease payments.

                          3.2.5 Interests vested in Employee under paragraph 9 of this Agreement shall be assigned in due course in compliance with paragraph 9.4. Company and Employee agree that the promises, covenants and undertakings of paragraph 9 shall





Employment Agreement - Richard R. Clark

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                                  survive the termination of employment of
                                  Employee and shall be binding on all assigns of Company.

                 3.3 In the event Employee elects to terminate this Agreement as provided in paragraph 3.1 above:

                          3.3.1 Employee agrees to serve to the end of the term, or extended term hereof, unless waived by Company.

                          3.3.2 The provisions of paragraphs 3.2.1, 3.2.3, 3.2.4, and 3.2.5 shall be applicable, but Employee shall not be entitled to the payment provided for in paragraph 3.2.2.

                 3.4 Company may at its option consent to a request by Employee to terminate this Agreement at a time other than that stated in paragraph 2, as extended, in which case the date requested by Employee and agreed to by Company will be the end of the term of this Agreement and the provisions of paragraph 3.3 shall be applicable.

                 3.5 Company may terminate this Agreement for "Cause" (as hereinafter defined in this paragraph 3.5) upon written notice of such termination to Employee by Company. Any termination of this Agreement by Company for Cause shall be effective thirty (30) days after written notice of termination for Cause is given by Company to Employee. If Company terminates this Agreement for Cause, Company shall have no liability or obligation to Employee thereafter under this Agreement except (i) for the payment of his salary and other benefits through the month of discharge, prorated in the case of salary for the month of discharge on a daily basis to the date of termination, and (ii) that the provisions of paragraph 3.2.5 shall be applicable. As used in this Agreement, the term "Cause" means (a) Employee is found guilty of, admits in writing facts amounting to, or is held civilly liable for fraud, embezzlement or dishonesty, (b) Employee is convicted of a felony involving a crime of moral turpitude or any other felony if the Board of Directors of the Company in good faith determines that the continued employment of the Employee would be materially detrimental to the Company (in any case which felony through lapse of time or otherwise is not subject to appeal), (c) Employee knowingly discloses trade secrets or confidential Company matters to unauthorized persons,
                          (d) Employee willfully breaches or habitually neglects any duties he is required to perform under the terms of this Agreement and any such breach or neglect is not cured within thirty (30) days after Company has provided Employee with written notice of such breach or neglect, (e) Employee materially breaches any of the other material terms of





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                          this Agreement and any such breach is not cured
                          within thirty (30) days after the Company has provided Employee with written notice of such breach, and (f) the occurrence of an action or finding described in paragraph 17, except as otherwise provided in paragraph 17. The waiver by Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

                 3.6 In the event Company terminates this Agreement or discharges Employee other than as provided in paragraphs 3.1, 3.4 or 3.5 above, Employee shall be entitled to receive on the date of such termination or discharge:

                          3.6.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate for the month immediately preceding the month in which such termination or discharge occurs, for the unexpired portion of the term or extended term hereof then in effect.

                          3.6.2 The payments and other benefits provided for in paragraphs 3.2.2, 3.2.3, 3.2.4 and 3.2.5 hereof.

                 3.7 In the event Employee terminates this Agreement for "Good Reason" (as defined in paragraph 3.9), and prior to such termination Employee has not terminated this Agreement under paragraph 3.1 hereof, Employee shall be entitled to receive from Company on the date of such termination:

                          3.7.1 A lump sum cash payment equal to Employee's salary, at Employee's monthly rate in effect at the effective time of such termination (but prior to giving effect to any reduction therein which precipitated such termination), for the unexpired portion of the term or extended term hereof then in effect.

                          3.7.2 A lump sum cash payment equal to nine (9) months' salary, at Employee's rate in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination).

                          3.7.3 The payments and other benefits provided for in paragraphs 3.2.3, 3.2.4 and 3.2.5.

                 3.8 Any termination of this Agreement by Employee for Good Reason shall be effective thirty (30) days after written notice of termination for Good Reason is given by Employee to Company





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                 3.9      As used in this Agreement, the term "Good Reason"
                          means any one or more of the following events has occurred:

                          3.9.1 The assignment to Employee of any duties materially inconsistent with Employee's position (including office, title and reporting requirements), authority, duties or responsibilities with Company or any other action that results in a material diminution in, or interference with, such position, authority, duties or responsibilities, and any such assignment or action is not cured within thirty (30) days after Employee has provided Company with written notice of such assignment or action;

                          3.9.2 The failure to continue to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (a) that are both commensurate with Employee's responsibilities to and position with Company and not materially dissimilar to the office space, related facilities and support personnel provided to other employees of Company having comparable responsibility to that of Employee or (b) that are physically located at Company's principal executive offices, and any such failure is not cured within thirty (30) days after Employee has provided Company with written notice of such failure;

                          3.9.3 Any (a) reduction in Employee's monthly salary as established in paragraph 5 (including subsequent increases), (b) reduction in, discontinuance of, or failure to allow or continue to allow Employee's participation in, the incentive compensation program provided under paragraph 9 hereof, or
                                  (c) reduction in, or failure to allow or continue Employee's participation in, any employee benefit plan or program (except when such benefit plan or program is replaced with another benefit plan, program or arrangement that provides Employee, in the aggregate, with reasonably comparable benefits) in which Employee is participating or is eligible to participate prior to such reduction or failure (other than as a result of the expiration of such plan or program), and any such reduction, discontinuance or failure is not cured within thirty (30) days after Employee has provided Company with written notice of such reduction or failure;

                          3.9.4 The relocation of Employee's or Company's principal office and principal place of Employee's performance of his duties and responsibilities to a location more than 50 miles outside





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                                  of the central business district of the City
                                  of Houston, Texas; or

                          3.9.5 A breach of any material provision of this Agreement by Company (other than any breach described in paragraphs 3.9.1, 3.9.2, 3.9.3, and 3.9.4) which is not cured within thirty
                                  (30) days after Employee has provided Company with written notice of such breach.

         4.      Confidential Information.

                 4.1 Employee agrees that he will, during the term of this Agreement, and for a period of four (4) years from the date of termination of his employment hereunder, keep secret and confidential and not disclose to any party not a party to this Agreement, land or lease data, geological or geophysical data, well data or any other information which he may receive as a result of the performance of his duties hereunder, except when disclosure is necessary for the performance of his duties to Company hereunder. This paragraph shall not apply to information that is in the public domain through no action of Employee.

                 4.2 Upon termination of this employment hereunder, Employee shall promptly deliver to Company all written information and documents (whether confidential or not), and all copies thereof, relating to Company's business and activities and which are in the possession of or under the control of Employee.

         5.      Salary.

                 As compensation for his services rendered to Company hereunder, Company shall pay to Employee a salary at the rate of $13,875.00 per month. Employee's salary may be reviewed at such times as may be determined by Company, and Company may at its discretion increase this salary. Employee's salary shall be paid in two equal monthly installments, payable on the fifteenth and last days of each month (or on the first business day of Company thereafter if any such payment date is not a business day of Company), subject to any and all necessary withholdings and deductions.

         6.      Automobile Allowance.

                 Company agrees to pay an automobile allowance of $250.00 dollars per month to Employee. In addition to such monthly allowance, Company shall pay, in accordance with Company policy, for all gasoline, insurance and maintenance required for use of the automobile.





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         7.      Business Expenses.

                 Employee is authorized to incur reasonable business expenses in accordance with Company's policies as may be established from time to time for promoting the business of Company, including expenditures for entertainment and travel. Company shall reimburse Employee from time to time for all such business expenses in accordance with those policies adopted by Company which include, but are not limited to, the requirement that Employee timely present to Company:

                 7.1      The amount of the expenditure;

                 7.2      The time, place and description of the expense;

                 7.3 The business reason for the expenditure and business benefit derived or expected to be derived therefrom; and

                 7.4 The name and occupation of the person or persons entertained to establish the business relationship with Company.

                 With respect to any reimbursable business expense contemplated above exceeding twenty-five dollars ($25.00), Employee will furnish documentary evidence of such expense to Company.

         8.      Vacation.

                 Employee shall be entitled to an annual vacation leave of twenty (20) days per calendar year at full pay. The timing and use of such vacation days shall be requested by Employee and approved by Company in accordance with its policy. Up to one week may be carried over from year to year. Employee shall not be entitled to receive payment in lieu of unused vacation time except as otherwise provided herein. With prior approval, vacation may be deferred if business matters keep Employee from taking his normal vacation.

         9.      Incentive Compensation.

                 9.1      Definitions.

                 An "AFFILIATE" of a specified person is any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that specified person.

                 "BENEFICIAL OWNERSHIP" of a security shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934.





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                 A "CHANGE IN CONTROL" shall have occurred if, after the
                 Effective Date:

                                  (i)      Any person or group of affiliated
                          persons (other than Joint Energy Development
                          Investments Limited Partnership ("JEDI") or an affiliate of Enron Corp.) shall become the beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of Newco unless Newco becomes a subsidiary of an entity which does not have a beneficial owner, directly or indirectly, of 66 2/3 percent or more of the outstanding Voting Stock of such entity (other than JEDI or an affiliate of Enron Corp.); or

                                  (ii)     Newco shall approve (x) a merger or
                          consolidation of Newco with or into any other person, if as a result any person (other than JEDI or an affiliate of Enron Corp.) shall become the beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of Newco unless Newco becomes a subsidiary of an entity which does not have a beneficial owner, directly or indirectly, of 66-2/3 percent or more of the outstanding Voting Stock of such entity (other than JEDI or an affiliate of Enron Corp.), (y) any sale, lease, exchange or other transfer of two-thirds or more of the consolidated assets of Newco and its subsidiaries taken as a whole in one transaction or a series of related transactions whether by direct sale of assets, sale of stock of a subsidiary or a merger involving any subsidiary, or (z) the dissolution of Newco; or

                                  (iii)    Recognizing that the events
                          described in this clause and the events described in clause (ii) above may not necessarily be mutually exclusive, any sale, exchange or other transfer of two-thirds or more of the outstanding Voting Stock of the Company or any sale, lease, exchange or other transfer of two-thirds or more of the consolidated assets of the Company and its subsidiaries (if any) taken as a whole in one transaction or a series of related transactions.

                 "COMPANY" means Mariner Energy, Inc., a Delaware corporation.

                 "COMPANY GROUP" means any or all of Company or any of its affiliates, Hardy Oil & Gas plc or any of its affiliates, Joint Energy Development Investments Limited Partnership or any of its affiliates, Enron Capital & Trade Resources Corp. or any of its affiliates, and any and all other persons paying introduction/placement fees to Joint Energy Development Investments Limited Partnership or any of its affiliates or Enron Capital





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                 & Trade Resources Corp. or any of its affiliates for access to one or more Working Interests of Company.

                 "COMPANY'S WORKING INTEREST" and "WORKING INTEREST OF COMPANY" mean, with respect to any Prospect, the Working Interest in such Prospect acquired by Company and, for purposes of this paragraph 9, shall include each portion thereof that Company may subsequently transfer to another member of Company Group or to any other person.

                 "CONTROL" means (a) holding, directly or indirectly, more than 50 percent of the outstanding voting securities of a non-individual person, (b) having the right, directly or indirectly, to more than 50 percent of the profits of a non-individual person, (c) having the right, directly or indirectly, to more than 50 percent of the assets of a non-individual person if it is dissolved or (d) having the contractual power to designate more than 50 percent of the directors (or individuals exercising similar functions) of a non-individual person.

                 "DEVELOPMENT ACREAGE" means the acreage within a Prospect covering a known or inferred geologic structure upon which Company and/or its joint working interest owners or a farmee of Company's Working Interest in a Prospect have drilled a well capable of commercial oil and/or gas production. Such acreage shall be deemed to be Development Acreage from the surface of the earth down through the deepest known productive horizon. The committee described in paragraph 9.5.1(a), below, shall designate acreage within a Prospect as Development Acreage based upon the most current interpretation available at the time of designation.

                 "EFFECTIVE DATE" means the effective date of this amended and restated Employment Agreement.

                 "EXPLORATION AND DEVELOPMENT COSTS" means, with respect to any Prospect or Prospects, and without duplication, all direct, capital costs actually incurred by Company Group in connection with exploration and development of such Prospect or Prospects, including, without limitation, all costs incurred in preparing for drilling, drilling, testing, completing, equipping (including, without limitation, installation of platforms, facilities and pipelines and dry hole costs) and recompleting wells, all geological and geophysical costs, and all leasehold costs (including bonus, delay rentals and all other costs of acquiring and maintaining in force the leases, or portions thereof or undivided interests therein, included in such Prospects). Exploration and Development Costs shall not include lease operating expenses or general and administrative expenses of the Company Group.

                 "EXPLORATORY ACREAGE" means the acreage comprising a Prospect which has not been designated by the committee described in paragraph 9.5.1(a),





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                 below, as either Development Acreage or a Producing Property
                 Acquisition. Exploratory Acreage shall not be limited as to depth (except to the extent, if any, to which Company's Working Interest therein is limited as to depth).

                 "FPF/TLP EXPLOITATION PROSPECT" means any Prospect containing a hydrocarbon reservoir which (a) exhibits a sufficient likelihood of such hydrocarbon reservoir being economic, based on commercially producible shows of hydrocarbons in a well drilled within such reservoir, together with other geological and geophysical data and interpretations, such that Company in its reasonable judgment plans to develop such reservoir, and
                 (b) is reasonably expected by Company to be exploited and/or developed by utilizing a floating production facility and/or a tension leg platform.

                 "FPF/TLP EXPLORATION PROSPECT" means any Prospect (other than an FPF/TLP Exploitation Prospect) with respect to which Company reasonably expects to utilize a floating production facility and/or a tension leg platform in connection with operations to be conducted on such Prospect.

                 "INITIAL WELL" means, with respect to a Prospect, the first well drilled on such Prospect in which Company participates as a Working Interest owner or with respect to which Company retains an overriding royalty or other interest in oil and gas production from such well.

                 "MAJOR PROSPECT" means any FPF/TLP Exploration Prospect, FPF/TLP Exploitation Prospect, Subsea Tieback Exploration Prospect or Subsea Tieback Exploitation Prospect with respect to which the total amount estimated by Company for Exploration and Development Costs to be incurred by Company Group (i.e., net to Company Group's interest) through the end of the primary development period for the field comprising such Prospect exceeds $30 million.

                 "NET PROFIT SHARE LEASE" means an oil and gas lease which provides for sharing between lessor and lessee of the net profits or net proceeds, as defined in said lease, from the sale of oil and/or gas produced therefrom.

                 "NEWCO" means Mariner Holdings, Inc., a Delaware corporation, or its successors.

                 "OVERRIDING ROYALTY INTEREST" means an interest in gross production of oil and gas under each oil and gas lease (or portion thereof) included within a Prospect, which interest (except as herein otherwise provided) shall be free of all costs of acquisition, exploration, drilling, completing, equipping, operating and developing any oil and gas produced from such lease.





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                 A "PARENT" of a specified person is another person that
                 controls such specified person directly or indirectly through one or more intermediaries.

                 "PAYOUT" means, for each Initial Well and each subsequent well drilled on a Prospect, the point in time at which the revenue to Company or its assigns from its interest in oil and gas production from such well (after deduction of Company's or its assigns' prorata part of the burden of (i) all landowners' royalties, overriding royalties, net profits interests, production payments or other burdens upon, measured by or payable out of such production and (ii) all applicable ad valorem, production, severance, sales, gathering, windfall profits excise and similar taxes) equals the sum incurred by or for the account of Company or its assigns (x) in preparing for drilling, drilling, testing, completing, equipping (including, without limitation, installation of platforms, facilities and pipelines), operating, reworking and recompleting the well, and marketing the production therefrom, and (y) for such well's allocable share of geological and geophysical costs, leasehold costs and other common costs. "Leasehold costs" shall mean payments for bonus, delay rentals, and all other costs of acquiring from the landowners (or, in the case of an acquisition by Company (but not any assignee of Company), from predecessors in title to such leases) and maintaining in force the leases allocated to the well. Leases "allocated" to a well shall mean the leases or portions thereof or undivided interests therein to which production from a well is attributed, whether on a lease or unit basis. With respect to each such well, "common costs" shall mean capital costs that are attributable to (a) such Prospect as a whole or (b) such well and one or more other wells (but not all wells) on such Prospect and shall include, without limitation, costs of drilling, plugging and abandoning non- productive wells on such Prospect. Each such well's allocable share of common costs shall be determined by Company in any manner it deems appropriate from time to time.

                 The expression "2.5 TIMES PAYOUT" means, for each Initial Well and each subsequent well drilled on a Prospect, the point in time at which such revenue to Company or its assigns from its interest in oil and gas production from such well, after such deductions mentioned above, equals the product of 2.5 times the sum incurred by or for the account of Company or its assigns (x) in preparing for drilling, drilling, testing, completing, equipping, operating, reworking and recompleting the well, and marketing the production therefrom, and (y) for such well's allocable share of geological and geophysical costs, leasehold costs and other common costs as mentioned above.

                 A "PERSON" is an individual, a corporation, a trust, a partnership, a limited liability company, an association or any other entity.





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                 "PRODUCING PROPERTY ACQUISITION" means a lease or leases, or portions thereof or undivided interests therein, acquired by Company during the term or extended term of this Agreement principally for the value of existing oil and gas production thereon and further development of oil and gas reserves considered proved under such lease or leases at the time of acquisition. A Producing Property Acquisition shall include acquisition of such leasehold interests even though Company may have previously acquired interests in some or all of the same leases as a Prospect acquisition (i.e., prior to the time such leases were considered to contain proved oil and gas reserves). Company may in its sole discretion designate a Producing Property Acquisition in whole or in part as a Prospect.

                 "PROSPECT" means the lease or leases, or portions thereof or undivided interests therein, acquired by Company within the United States and its coastal waters while Employee is employed by Company and during the term or extended term of this Agreement covering lands which in the sole opinion of Company may contain one or more hydrocarbon accumulations capable of being commercially produced. For purposes of this definition of Prospect, the acquisition of a lease or leases shall mean the acquisition by Company of legal or beneficial rights or interests in a lease or leases, including (without limitation) contractual rights to acquire or earn a lease or leases (whether by farmout agreement or otherwise, and whether such contractual rights are subject to certain conditions such as the drilling or completion of a commercial well, and without regard to the results of the drilling or completion of any such well under such contract). A Prospect shall not include a prospect acquired by Company by merger or consolidation of Company with or into another entity unless such prospect is so designated by Company. A Prospect shall not include a Producing Property Acquisition unless such Prospect is so designated by Company, and shall not include leases included in a Prospect under previous Employee Incentive Compensation Plans. All Prospects shall be deemed to be without depth limitation unless the Company designates specified depths only at the time said Prospect is initially acquired by Company. Notwithstanding the date or dates on which leases in a Prospect are actually acquired by Company, solely for purposes of determining the employees of Company who are entitled to receive an Overriding Royalty Interest therein, such leases, or portions thereof or undivided interests therein, shall be deemed to have been acquired by Company as of the date on which Company's management approved such Prospect acquisition. In furtherance of the foregoing, if any lease or leases, or portions thereof or undivided interests therein, acquired by Company on or after April 18, 1996, but prior to the commencement of the term of this Agreement, would constitute a "Prospect" under the foregoing definition but for the fact that such lease or leases, or portions thereof or undivided interests therein, were not acquired by Company during the term of this Agreement, the same shall, nevertheless, be





Employment Agreement - Richard R. Clark
                 deemed to have been acquired by Company as of the commencement of the term of this Agreement and shall constitute a Prospect for purposes of this paragraph 9.

                 "SUBSEA TIEBACK EXPLOITATION PROSPECT" means any Prospect containing a hydrocarbon reservoir which (a) exhibits a sufficient likelihood of such hydrocarbon reservoir being economic, based on commercially producible shows of hydrocarbons in a well drilled within such reservoir, together with other geological and geophysical data and interpretations, such that Company in its reasonable judgment plans to develop such reservoir, and (b) is reasonably expected by Company to be exploited and/or developed by utilizing a subsea tieback system.

                 "SUBSEA TIEBACK EXPLORATION PROSPECT" means any Prospect (other than a Subsea Tieback Exploitation Prospect) with respect to which Company reasonably expects to utilize a subsea tieback system in connection with operations to be conducted on such Prospect.

                 A "SUBSIDIARY" of a specified person is an entity controlled by such person directly or indirectly through one or more intermediaries.

                 "VOTING STOCK" means shares of capital stock of the specified entity the holders of which are entitled to vote for election of directors thereof.

                 "WORKING INTEREST" means the leasehold working interest, or undivided interest therein, under an oil and gas lease which obligates the owner thereof to bear his percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, such lease and the well or wells associated therewith.

                 9.2      Employee's Property Interest.

                 9.2.1 Subject to the other provisions of this paragraph 9, Employee shall own, be immediately vested with, and be entitled to receive the benefits of an Overriding Royalty Interest equal to an undivided percentage of Company's Working Interest, more specifically described below, in each well on a Prospect and the lease or leases allocated thereto, as follows:





Employment Agreement - Richard R. Clark

                           EMPLOYEE: Richard R. Clark

                          OVERRIDING ROYALTY INTEREST
                                       IN
                         FPF/TLP EXPLORATION PROSPECTS,
                        FPF/TLP EXPLOITATION PROSPECTS,
                      SUBSEA TIEBACK EXPLORATION PROSPECTS
                                      AND
                     SUBSEA TIEBACK EXPLOITATION PROSPECTS

       GROUP                  TIME PERIOD              BEFORE PAYOUT         AFTER PAYOUT
       -----                  -----------              -------------         ------------
     Group XIV              4/18/96-5/15/96               0.137499             0.549999

     Group XV            5/16/96 and Thereafter           0.137499             0.549999

                          OVERRIDING ROYALTY INTEREST
                                       IN
                              ALL OTHER PROSPECTS

       GROUP                  TIME PERIOD              BEFORE PAYOUT         AFTER PAYOUT
       -----                  -----------              -------------         ------------
     Group XIV              4/18/96-5/15/96               0.15000              0.60000

     Group XV            5/16/96 and Thereafter           0.15000              0.60000


                 At 7:00 a.m. on the first day of the month following the month in which Payout of such well occurs, the Overriding Royalty Interest shall increase from the applicable before-Payout percentage to the applicable after-Payout percentage. Except as herein otherwise expressly provided, references in this paragraph 9 to Employee's "Overriding Royalty Interest" with respect to any Prospect shall mean the applicable before-Payout and after-Payout percentages of Company's Working Interest in such Prospect as set forth above.

         9.2.2 Under previous Employee Incentive Compensation Plans, Employee has received or is entitled to receive overriding royalty interests ("Existing ORIs") in certain prospects (the "Existing Prospects"). The Existing ORIs are equal to an undivided percentage of Company's Working Interest, more specifically described below by Group and Time Period during which Company acquired such Existing Prospects, in each well on an Existing Prospect and the lease or leases allocated thereto, as follows:





Employment Agreement - Richard R. Clark

                           EMPLOYEE: Richard R. Clark

                                                                             EXISTING ORI
                                                                             ------------
      Group                        Time Period                BEFORE PAYOUT               After Payout
      -----                        -----------                -------------               ------------
 GROUP I                           4/1/87-9/3/87                 0.10000%                    0.4000%

 GROUP II                         9/4/87-10/31/87                0.12500%                    0.5000%

 GROUP III                        11/1/87-7/16/88                0.12500%                    0.5000%

 GROUP IV                         7/17/88-12/15/88               0.12500%                    0.5000%

 GROUP V                          12/16/88-3/31/89               0.17500%                    0.7000%

 GROUP VI                          4/1/89-9/24/90                0.17500%                    0.7000%

 GROUP VII                        9/25/90-6/30/91                0.17500%                    0.7000%

 GROUP VIII                        7/1/91-9/30/91                0.15000%                    0.6000%

 GROUP IX                         10/1/91-2/14/93                0.15000%                    0.6000%

 GROUP X                          2/15/93-6/30/93                0.15000%                    0.6000%

 GROUP XI                          7/1/93-4/29/94                0.15000%                    0.6000%

 GROUP XII                        4/30/94-3/31/95                0.15000%                    0.6000%

 GROUP XIII                        4/1/95-4/17/96                0.15000%                    0.6000%



                 The provisions of paragraphs 9.4, 9.5, 9.6 and 9.7 shall apply to the Existing ORIs in the Existing Prospects as fully as such provisions apply to any Overriding Royalty Interest in a Prospect to which Employee is entitled under this Agreement.

                 Mention is made that, effective June 1, 1996, the Company has repurchased certain of the Existing ORIs from Employee as contemplated by the Stockholders' Agreement referred to in paragraph 9.5.1(a).

                 9.3      Governmental Filings.

                 Company will assist Employee in Filing an 83b Election with the Internal Revenue Service on each Prospect, on a prospect by prospect or lease by lease basis, as the case may be, denoting the transfer to Employee of the Overriding Royalty Interest and stating the value of such interest for the purposes at the time the interest is acquired.





Employment Agreement - Richard R. Clark

                 9.4      Assignment of Overriding Royalty Interest.

                 Except as otherwise expressly provided in paragraphs 9.4.8 and 9.4.9, Employee shall not be entitled to obtain recordable assignments of his interest under this paragraph 9 until his completion of three years of employment by Company and, except as otherwise expressly provided herein, Employee shall forfeit ownership of such interest if Employee's employment is terminated by Company pursuant to paragraph 3.5 or by Employee without Good Reason as defined in paragraph 3.9, prior to the completion of such three years of employment. Upon completion of three years of employment of Employee by Company, Employee's ownership of interests theretofore or thereafter transferred to him pursuant to this Agreement will no longer be subject to forfeiture, and assignments will be made in accordance with this paragraph 9.4. Subject to the other provisions of this paragraph 9, Employee shall be entitled to the revenue arising from his Overriding Royalty Interest whether or not he is entitled to a recordable assignment. Subject to the foregoing provisions of this paragraph 9.4 and to the provisions of paragraph 9.5, as soon as practicable after the end of each calendar quarter during the term or extended term of this Agreement, Employee shall be entitled to receive recordable assignments of his Overriding Royalty Interest in a lease or leases (or portions thereof) acquired by Company in a Prospect during such calendar quarter. If Employee's employment is terminated by Company pursuant to paragraph 3.5 or by Employee without Good Reason as defined in paragraph 3.9, during any such calendar quarter, Employee shall not be entitled to receive recordable assignments that would otherwise have been due under this paragraph in respect of any lease or leases (or portions thereof) acquired by Company in a Prospect during such calendar quarter or thereafter (and Employee shall not own, be vested with or be entitled to receive the benefits of any Overriding Royalty Interest that would have been granted by such recordable assignments) unless the termination is at the end of the term or extended term of this Agreement. As soon as practicable after the end of each such calendar quarter, Company shall provide Employee with the following:

                          (a) A recordable assignment of his Overriding Royalty Interest in the leases (or portions thereof) acquired by Company in each Prospect during such calendar quarter.

                          (b) A plat outlining the geographical limits of each such Prospect. Company shall review each Prospect plat each calendar quarter in light of drilling activity on or near the Prospect, and expand the plat boundary if new leases are acquired which Company believes to contain a prospective hydrocarbon accumulation that is located on the same geological feature as such Prospect.
                                  Employee shall be entitled to his Overriding
                                  Royalty Interest in any lease





Employment Agreement - Richard R. Clark
                                  acquired by Company within the Prospect plat boundary (and, to the extent provided in paragraph 9.7.2, in any renewal, extension or new lease within the Prospect plat boundary) for as long as such lease within the boundary remains in effect.

                 9.4.1 Upon execution and delivery of such recordable assignment to Employee, Company shall record the assignment.

                 9.4.2 If, prior to the drilling of the Initial Well on a Prospect or thereafter, Company believes in good faith that there is a substantial likelihood that it may be necessary to exercise its discretion under paragraph 9.5 with respect to adjustment of Employee's Overriding Royalty Interest in leases included within such Prospect, Company may defer delivery of a recordable assignment of Employee's Overriding Royalty Interest pending a determination under paragraph 9.5.

                 9.4.3 Upon request by Company, Employee agrees to execute and deliver any and all transfer orders, division orders and other documents as may be necessary or appropriate to cause all revenue attributable to his interest in a well to be paid to Company on his behalf until delivery by Company to Employee of a recordable assignment of his interest in such well pursuant to this paragraph 9. In such event, Company agrees promptly to process such funds and pay all funds due Employee at the same time third parties are paid revenue distributions from such well by Company. After an assignment is delivered to Employee, Company shall promptly give appropriate notice to the disbursing entities in order to facilitate direct payment to Employee of all revenue attributable to his interest in such well.

                 9.4.4. Subject to the last sentence of this paragraph 9.4.4, Company or its assigns shall quarterly perform Payout calculations on each well which has not reached Payout in every Prospect so that payments to Employee may be made on a proper before payout/after payout basis on each well in every Prospect. Company or its assigns shall prepare a quarterly Payout statement for each well within each Prospect and shall provide Employee a copy of said quarterly Payout statements within ninety (90) days following the end of the quarter. If Company or its assigns fails to provide said quarterly Payout statements for any such well(s) to at least five (5) employees (whether or not such employees include the Employee) who are entitled to receive an Overriding Royalty Interest in such well(s) pursuant to this Agreement and/or other employment agreements with Company for a period of four (4) consecutive quarters, any such employee (including without limitation, the





Employment Agreement - Richard R. Clark

                          Employee) may give Company written notice of said failure. If Company or its assigns does not provide the overdue quarterly Payout statements to each employee entitled to same within thirty (30) days following receipt of such notice, all wells within such Prospect which had previously been considered before Payout pursuant to paragraph 9.2 shall be deemed to be after Payout pursuant to paragraph 9.2 as of the first day of the month following the month in which the earliest delinquent quarterly Payout statement should have been provided. When Payout status is reached on a well, Company or its assigns shall deliver notice of such event to Employee, the operator of such well and each purchaser of production from such well and Company or its assigns shall direct such operator or purchaser of production (as appropriate) to disburse future revenues attributable to Employee's and Company's respective interests in such well on an after-Payout basis. Notwithstanding the foregoing, if Employee's Overriding Royalty Interest in any such well is adjusted pursuant to any provisions of this paragraph 9 so as to be the same percentage before and after Payout of such well, then the provisions of this paragraph 9.4.4 shall no longer apply from and after the date of such adjustment.

                 9.4.5 Should Employee be married or divorced at such time as Employee earns the right to have an Overriding Royalty Interest assigned to him hereunder, Company shall have no obligation to make assignments to Employee's spouse/or former spouse. Any division of community property shall be the responsibility of Employee.

                 9.4.6 All interests assigned by Company to Employee shall be subject to the terms, conditions and provisions of
                          (a) any joint operating agreement at any time theretofore or thereafter entered into by Company or its assigns with other Working Interest owners covering any of the leases affected by the Overriding Royalty Interest herein provided for, and (b) any farm-out or other agreements under which Company acquires or may acquire its interest in the leases; including, particularly, by way of illustration and not by way of limitation, (i) any provision of an applicable farm-out agreement requiring reduction of Company's interest in the leases after "payout" of an earning well or wells thereunder, in which event Employee's Overriding Royalty in such leases shall be proportionately reduced, and (ii) any provision requiring forfeiture of interest for nonparticipation, recoupment of multiple recovery costs and the like to the extent that Company would forfeit its Working Interest for nonparticipation either forever or until recoupment of drilling and/or operating costs by the third parties electing to participate, or such other like reason; and in the event any such provisions come into effect, Employee's Overriding





Employment Agreement - Richard R. Clark

                          Royalty in such leases shall be suspended until such time, if ever, as such multiple recovery of costs by the participating leasehold owners has been recovered or such other cause for suspension is removed and such Working Interest of Company is reinstated, at which time Employee's Overriding Royalty shall be so reinstated.

                          All interests assigned by Company to Employee shall be subject to the terms, conditions and provisions of the leases, any assignments and/or subleases thereof theretofore made or agreed to be made by Company, and any amendments or modifications of the leases, theretofore or thereafter made, and Employee agrees that any such amendments or modifications may be made without the consent or joinder of Employee.

                 9.4.7 Company or its assigns shall not have the right to sell, assign, farmout, convey or otherwise encumber Employee's Overriding Royalty Interest, except as otherwise provided in this paragraph 9.

                          9.4.8(a) Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, there shall have been a Change in Control, then Employee shall be entitled to receive recordable assignments of his
                                           Overriding Royalty Interest,
                                           adjusted in the manner described
                                           hereinbelow, in any lease or leases
                                           (or portions thereof or undivided
                                           interests therein) theretofore
                                           acquired by Company and not yet
                                           assigned during the term or extended
                                           term hereof and, upon subsequent
                                           acquisition by Company, in any lease
                                           or leases (or portions thereof or
                                           undivided interests therein)
                                           thereafter acquired by Company, in
                                           all Prospects acquired by Company
                                           prior to such Change in Control
                                           (without regard to whether or not
                                           Employee has then completed three
                                           years of employment by Company).
                                           Said Overriding Royalty Interest
                                           shall be assigned in the following
                                           manner:

                                           Employee's after-Payout interest
                                           shall be reduced to one-half of
                                           Employee's after-Payout interest
                                           stated in paragraph 9.2 (as such
                                           after-Payout interest stated in
                                           paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9) and
                                           Employee's before-Payout interest
                                           shall be increased   to twice
                                           Employee's before-Payout





Employment Agreement - Richard R. Clark
                                           interest stated in paragraph 9.2 (as
                                           such before-Payout interest stated
                                           in paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9) with
                                           the result that Employee's interests
                                           before and after Payout shall be
                                           equal.

                          9.4.8(b) Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, after the Effective Date and during the term or extended term hereof, the Company's Working Interest in any Prospect is sold, transferred or conveyed to the holder of any indebtedness of the Company or of Newco or of any parent or subsidiary of the Company or Newco, or to any unaffiliated third party, by or pursuant to a foreclosure of any mortgage or other security interest therein securing such indebtedness or any part thereof or by transfer or conveyance in lieu of such foreclosure, then Employee shall be entitled to receive, prior to the consummation of such sale, transfer or conveyance, a recordable assignment of his Overriding Royalty Interest, adjusted in the manner described in paragraph 9.4.8(a), in any lease or leases (or portions thereof or undivided interests therein) theretofore acquired by Company and not yet assigned during the term or extended term hereof and, upon subsequent acquisition by Company, in any lease or leases (or portions thereof or undivided interests therein) thereafter acquired by Company, in all Prospects acquired by Company prior to such sale, transfer or conveyance (without regard to whether or not Employee has then completed three years of employment by Company).

                 9.4.9 Except as otherwise provided in the fifth sentence of paragraph 9.4, and notwithstanding anything (other than such fifth sentence of paragraph 9.4) contained herein to the contrary, if, during the term or extended term hereof, all or substantially all of the Company's Working Interests in all or substantially all Exploratory Acreage then owned by the Company are sold, transferred or conveyed to an unaffiliated third party, then Employee shall be entitled to receive, prior to the consummation of such sale, transfer or conveyance, recordable assignments of his Overriding Royalty Interest, adjusted in the manner described in paragraph 9.4.8(a), in all leases (or portions thereof or undivided interests therein) that





Employment Agreement - Richard R. Clark
                          cover and include such Exploratory Acreage not yet assigned during the term or extended term hereof (without regard to whether or not Employee has then completed three years of employment by Company).

                 9.5      Retained Company Discretion

                 9.5.1 Employee and Company recognize that in instances where all or a portion of Company's Working Interest in a lease or leases will be sold or farmed out to unaffiliated third parties, Employee's Overriding Royalty Interest might in some circumstances have a negative effect on the marketability of Company's Working Interest to third parties. In such cases, Company will in good faith attempt to transfer Company's Working Interest subject to Employee's Overriding Royalty Interest provided for in this paragraph 9; provided, however, if, in Company's good faith judgment, Company's Working Interest cannot be sold or farmed out subject to Employee's Overriding Royalty Interest, Company may elect to adjust Employee's Overriding Royalty Interest as hereinafter provided.

                          9.5.1(a) The Board of Directors of Company shall designate a committee of not less than three individual persons employed by Company, at least half of whom has been granted an employee Overriding Royalty Interest by Company, to exercise discretion on behalf of Company in reducing or modifying, pursuant to this paragraph 9.5.1 only, the Overriding Royalty Interests provided for in this paragraph 9; provided, however, that the Board of Directors of the Company shall have the right to designate a non-voting member of such committee, who may be a director of the Company or otherwise, and such member shall have the right to participate in all meetings of such committee (and shall receive reasonable advance notice of any such meetings) and shall be entitled to the same information as is available to the other members of the committee.
                                           Such committee shall make all
                                           decisions under this paragraph 9.5.1
                                           subject to obtaining the approval of
                                           the Board of Directors of Company
                                           where such approval is required
                                           under the provisions of this
                                           paragraph 9.5.1.  Any decision made
                                           by the committee shall require the
                                           approval of a majority of the
                                           members of the committee.  Any
                                           change to this paragraph 9.5.1(a)
                                           shall require the approval of the
                                           Board of Directors of the Company
                                           and a majority of the Management
                                           Directors (as that





Employment Agreement - Richard R. Clark
                                           term is defined in the Stockholders'
                                           Agreement dated April 2, 1996,
                                           between Enron Capital & Trade
                                           Resources Corp., Newco and certain
                                           employees of and consultants to the
                                           Company, as it may be amended from
                                           time to time) who became
                                           stockholders pursuant to Section B.1
                                           of that agreement.

                          9.5.1(b) With respect to any Prospect on which no initial Well has been drilled and no assignments of
                                           Overriding Royalty Interests have
                                           been made to Employee, the committee
                                           may modify or reduce the Overriding
                                           Royalty Interest of Employee in
                                           leases included within such Prospect
                                           in any manner necessary in the good
                                           faith judgment of the committee to
                                           make an interest in such Prospect
                                           saleable to any person not in
                                           Company Group; provided, however, in
                                           connection with any sale by Company
                                           of an interest in such Prospect to
                                           any such person, Employee's
                                           Overriding Royalty Interest shall be
                                           reduced to zero unless the committee
                                           recommends a lesser reduction and
                                           such recommendation is approved by
                                           the Board of Directors of Company.
                                           Such modification or reduction shall
                                           apply only to the interest sold to
                                           such a person, and shall not affect
                                           the interest retained by the
                                           Company.  Any reduction or exercise
                                           of discretion by Company under this
                                           paragraph shall be applied
                                           proportionately to all participants
                                           who are entitled to receive from
                                           Company an Overriding Royalty
                                           Interest in leases included within
                                           such Prospect.

                          9.5.1(c) With respect to any Prospect on which the Initial Well has been drilled and which Prospect has not been determined by Company to be capable of producing oil and/or gas, should Company desire to sell all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee may adjust the Overriding Royalty
                                           Interest of Employee in leases
                                           included within such Prospect in the
                                           following manner:

                                           Employee's after-Payout interest
                                           shall be reduced to one-half of
                                           Employee's after-Payout interest
                                           stated in paragraph 9.2 (as such
                                           after-Payout interest stated in
                                           paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9) and
                                           Employee's before-Payout interest
                                           shall be





Employment Agreement - Richard R. Clark
                                           increased to twice Employee's
                                           before-Payout interest stated in
                                           paragraph 9.2 (as such before-Payout
                                           interest stated in paragraph 9.2 may
                                           have previously been reduced
                                           pursuant to other provisions of this
                                           paragraph 9), with the result that
                                           Employee's interests before and
                                           after Payout shall be equal.

                                           Such adjustment shall apply only to
                                           the interest sold to unaffiliated
                                           third parties, and shall not affect
                                           the interest retained by Company.
                                           Any exercise of discretion by Company
                                           under this paragraph shall be applied
                                           in like manner to all participants
                                           who are entitled to receive from
                                           Company an Overriding Royalty
                                           Interest in leases included  within
                                           such Prospect.

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, there
                                           shall have been a Change in Control,
                                           then neither Company nor the person
                                           acquiring the control shall have any
                                           right to make the adjustment
                                           described above in this paragraph
                                           9.5.1(c).

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, the
                                           Company's Working Interest in any
                                           Prospect is sold, transferred or
                                           conveyed to the holder of any
                                           indebtedness of the Company or of
                                           Newco or of any parent or subsidiary
                                           of the Company or Newco, or to any
                                           unaffiliated third party, by or
                                           pursuant to a foreclosure of any
                                           mortgage or other security interest
                                           therein securing such indebtedness
                                           or any part thereof or by transfer
                                           or conveyance in lieu of such
                                           foreclosure, then such holder or
                                           other third party shall not have any
                                           right to make the adjustment
                                           described above in this paragraph
                                           9.5.1.(c).

                          9.5.1(d) With respect to any Prospect which has not been determined by Company to be capable of producing oil and/or gas, and regardless of whether or not the Initial Well has been drilled thereon, should Company desire to farmout all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee shall (unless the committee





Employment Agreement - Richard R. Clark
                                           recommends otherwise and the Board of
                                           Directors approves such
                                           recommendation) adjust the
                                           Overriding Royalty Interest of
                                           Employee in leases included within
                                           such Prospect in the following
                                           manner:

                                           Employee's Overriding Royalty
                                           Interest shall be calculated by
                                           multiplying Employee's percentage
                                           interests stated in paragraph 9.2
                                           above (as such interests may have
                                           previously been reduced pursuant to
                                           other provisions of this paragraph 9)
                                           by Company's overriding royalty
                                           interest set forth in the particular
                                           farmout agreement for said Prospect,
                                           for and during the period of time in
                                           which Company receives such
                                           overriding royalty interest.

                                           To the extent, if any, that Company's
                                           overriding royalty interest set
                                           forth in such farmout agreement
                                           converts to a Working Interest in
                                           such Prospect (whether by election
                                           of Company or otherwise), then, from
                                           and after such conversion,
                                           Employee's Overriding Royalty
                                           Interest shall be based upon such
                                           Working Interest of Company pursuant
                                           to paragraph 9.2 above; provided,
                                           however, if pursuant to such farmout
                                           agreement, only a portion of
                                           Company's overriding royalty
                                           interest converts to a Working
                                           Interest and Company retains,
                                           following such conversion, some
                                           overriding royalty interest in
                                           addition to such Working Interest,
                                           Employee shall be entitled to
                                           receive, as part of Employee's
                                           Overriding Royalty Interest based
                                           upon Company's Working Interest, an
                                           interest equal to the percentage
                                           stated in paragraph 9.2 above (as
                                           such interest may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9)
                                           multiplied by Company's retained
                                           overriding royalty interest.

                                           Such adjustment shall apply only to
                                           the interest farmed out to
                                           unaffiliated third parties, and shall
                                           not affect the interest retained by
                                           Company. Any exercise of discretion
                                           by Company under this paragraph shall
                                           be applied in like manner to all
                                           participants who are entitled to
                                           receive from Company an Overriding
                                           Royalty Interest in leases included
                                           within such Prospect.





Employment Agreement - Richard R. Clark

                                           With respect to each well drilled on
                                           the Prospect by a farmee of
                                           Company's Working Interest and
                                           solely for the purpose of this
                                           paragraph 9.5.1 (d), Payout shall be
                                           defined as the point in time at
                                           which the revenue to Company from
                                           its interest in oil and gas
                                           production from such well (after
                                           deduction of Company's prorata part
                                           of the burden of (i) all landowners'
                                           royalties, overriding royalties, net
                                           profits interests, production
                                           payments or other burdens upon,
                                           measured by or payable out of such
                                           production and (ii) all applicable
                                           ad valorem, production, severance,
                                           sales, gathering, windfall profits
                                           excise and similar taxes) equals the
                                           sum incurred by or for the account
                                           of Company (x) in preparing for
                                           drilling, drilling, testing,
                                           completing, equipping (including,
                                           without limitation, installation of
                                           platforms, facilities and
                                           pipelines), operating, reworking and
                                           recompleting the well, and marketing
                                           the production therefrom, and (y)
                                           for such well's allocable share of
                                           geological and geophysical costs,
                                           leasehold costs, all other costs of
                                           acquiring and maintaining in force
                                           the leases allocated to the well and
                                           other common costs.  Leases
                                           "allocated" to a well and "common
                                           costs" shall have the respective
                                           meanings ascribed thereto in the
                                           definition of "Payout" set forth in
                                           paragraph 9.1.

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, there
                                           has been a Change in Control, then
                                           neither Company nor the person
                                           acquiring the control shall have any
                                           right to make the adjustment
                                           described above in this paragraph
                                           9.5.1(d).

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, the
                                           Company's Working Interest in any
                                           Prospect is sold, transferred or
                                           conveyed to the holder of any
                                           indebtedness of the Company or of
                                           Newco or of any parent or subsidiary
                                           of the Company or Newco, or to any
                                           unaffiliated third party, by or
                                           pursuant to a foreclosure of any
                                           mortgage or other security interest
                                           therein securing such indebtedness
                                           or any part thereof or by transfer
                                           or conveyance in lieu of such
                                           foreclosure, then such holder or
                                           other third party shall not have any
                                           right to





Employment Agreement - Richard R. Clark
                                           make the adjustment described above
                                           in this paragraph 9.5.1.(d).

                          9.5.1(e) With respect to any Prospect on which the Initial Well has been drilled and which Prospect has been determined by Company to be capable of producing oil and/or gas, should Company desire to sell or farmout all or any portion of its Working Interest in such Prospect to unaffiliated third parties, the committee shall categorize geographical areas of the leases comprising the Prospect into
                                           Development Acreage and Exploratory
                                           Acreage.

                                           Any sale or farmout of the Company's
                                           Working Interest in any such
                                           Development Acreage will be made
                                           subject to Employee's Overriding
                                           Royalty Interest provided for in
                                           paragraph 9.2 hereinabove (as such
                                           interest may have previously been
                                           adjusted pursuant to other
                                           provisions of this paragraph 9);
                                           provided, however, with respect to
                                           each well drilled on the Prospect by
                                           a purchaser or farmee or their
                                           assigns of Company's Working
                                           Interest, and solely for the purpose
                                           of this paragraph 9.5.1(e), Payout
                                           shall be defined as the point in
                                           time at which the revenue to
                                           purchaser or farmee or their assigns
                                           from its or their interest purchased
                                           or farmed in from Company in oil
                                           and/or gas production from such well
                                           (after deduction of purchaser's or
                                           farmee's prorata part of the burden
                                           of (i) all landowners' royalties,
                                           overriding royalties, net profits
                                           interests, production payments or
                                           other burdens upon, measured by or
                                           payable out of such production and
                                           (ii) all applicable ad valorem,
                                           production, severance, sales,
                                           gathering, windfall profits excise
                                           and similar taxes) equals the sum
                                           incurred by or for the account of
                                           purchaser or farmee or their assigns
                                           in preparing for drilling, drilling,
                                           testing, completing, equipping,
                                           operating, reworking and
                                           recompleting the well, and marketing
                                           the production therefrom.

                                           With respect to the Company's Working
                                           Interest in Exploratory Acreage to
                                           be sold by Company, the committee
                                           may adjust the Overriding Royalty
                                           Interest of Employee in the
                                           following manner:

                                           Employee's after-Payout interest
                                           shall be reduced to one-half of
                                           Employee's after-Payout





Employment Agreement - Richard R. Clark
                                           interest stated in paragraph 9.2 (as
                                           such after-Payout interest stated in
                                           paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9) and
                                           Employee's before-Payout interest
                                           shall be increased to twice
                                           Employee's before-Payout interest
                                           stated in paragraph 9.2 (as such
                                           before-Payout interest stated in
                                           paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9),
                                           with the result that Employee's
                                           interests before and after Payout
                                           shall be equal.

                                           With respect to the Company's Working
                                           Interest in Exploratory Acreage to
                                           be farmed out by Company, the
                                           committee shall (unless the
                                           committee recommends otherwise and
                                           the Board of Directors approves such
                                           recommendation) adjust the
                                           Overriding Royalty Interest of
                                           Employee in the following manner:

                                           Employee's Overriding Royalty
                                           Interest shall be calculated by
                                           multiplying Employee's percentage
                                           interests stated in paragraph 9.2
                                           above (as such interests stated in
                                           paragraph 9.2 may have previously
                                           been reduced pursuant to other
                                           provisions of this paragraph 9) by
                                           Company's overriding royalty interest
                                           set forth in the particular farmout
                                           agreement for said Prospect, for and
                                           during the period of time in which
                                           Company receives such overriding
                                           royalty interest.

                                           To the extent, if any, that Company's
                                           overriding royalty interest set
                                           forth in such farmout agreement
                                           converts to a Working Interest in
                                           such Prospect (whether by election
                                           of Company or otherwise), then, from
                                           and after such conversion,
                                           Employee's Overriding Royalty
                                           Interest shall be based upon such
                                           Working Interest of Company pursuant
                                           to paragraph 9.2 above; provided,
                                           however, if pursuant to such farmout
                                           agreement, only a portion of
                                           Company's overriding royalty
                                           interest converts to a Working
                                           Interest and Company retains,
                                           following such conversion, some
                                           overriding royalty interest in
                                           addition to such Working Interest,
                                           Employee shall be entitled to
                                           receive, as part of Employee's
                                           Overriding





Employment Agreement - Richard R. Clark

                                           Royalty Interest and in addition to
                                           such Overriding Royalty Interest
                                           based upon Company's Working
                                           Interest, an interest equal to the
                                           percentage stated in paragraph 9.2
                                           above (as such interest may have
                                           previously been reduced pursuant to
                                           other provisions of this paragraph
                                           9) multiplied by Company's retained
                                           overriding royalty interest.

                                           Such adjustment shall apply only to
                                           the interest sold or farmed out to
                                           unaffiliated third parties, and shall
                                           not affect the interest retained by
                                           Company.  Any exercise of discretion
                                           by Company under this paragraph shall
                                           be applied in like manner to all
                                           participants who are entitled to
                                           receive from Company an Overriding
                                           Royalty Interest in leases included
                                           within such  Prospect.

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, there
                                           shall have been a Change in Control,
                                           then neither Company nor the person
                                           acquiring the control shall have any
                                           right to make the adjustment
                                           described above in this paragraph
                                           9.5.1(e).

                                           Notwithstanding anything contained
                                           herein to the contrary, if, after
                                           the Effective Date and during the
                                           term or extended term hereof, the
                                           Company's Working Interest in any
                                           Prospect is sold, transferred or
                                           conveyed to the holder of any
                                           indebtedness of the Company or of
                                           Newco or of any parent or subsidiary
                                           of the Company or Newco, or to any
                                           unaffiliated third party, by or
                                           pursuant to a foreclosure of any
                                           mortgage or other security interest
                                           therein securing such indebtedness
                                           or any part thereof or by transfer
                                           or conveyance in lieu of such
                                           foreclosure, then such holder or
                                           other third party shall not have any
                                           right to make the adjustment
                                           described above in this paragraph
                                           9.5.1.(e).

                                           If any of the events set forth in the
                                           two immediately preceding sentences
                                           hereof should occur, such that the
                                           adjustment described above in this
                                           paragraph 9.5.1(e) with respect to
                                           the Overriding Royalty Interest of
                                           Employee in leases in such
                                           Exploratory Acreage is precluded
                                           from occurring as provided above,
                                           then, with respect to each well
                                           drilled on such





Employment Agreement - Richard R. Clark

                                           Exploratory Acreage by a purchaser or
                                           farmee or their assigns of Company's
                                           Working Interest, and solely for
                                           purposes of this paragraph 9.5.1(e),
                                           Payout shall be defined as set forth
                                           above in this paragraph 9.5.1(e).

                 9.5.2 Within sixty (60) days after the end of each fiscal year of Company, Company may in its sole discretion elect to reduce the Overriding Royalty Interest set forth in paragraph 9.2 with respect to Prospects subject to this Agreement that were acquired by Company during such fiscal year (which election, if timely made as above provided, shall be effective as of the beginning of such fiscal year) based on actual Exploration and Development Costs incurred by Company Group during such fiscal year in respect of all Prospects subject to this Agreement, as follows (with linear interpolation between indicated levels of costs):

                              Total E & D
                              Costs Level              Permitted Reduction
                              -----------              -------------------
                          under $35 million               no reduction
                          $70 million                     25.00%
                          $105 million                    33.33%
                          $140 million                    38.33%
                          $175 million                    41.67%
                          over $175 million               **

         **Permitted Reduction shall be determined in the sole discretion of Company.

                          The total Exploration and Development Costs levels and resultant ranges and escalation increments provided for above are "Base Year" figures for fiscal year 1996-1997, and shall be adjusted annually on a compound basis beginning with the fiscal year commencing April 1, 1997, according to the then current Council of Petroleum Accountants Societies' (COPAS) adjustment rate (based upon the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers as of April 1 as published by the United States Department of Labor, Bureau of Labor Statistics).

                          The "Permitted Reduction" shall mean the percentage by which Employee's Overriding Royalty Interest (both before and after Payout) may be adjusted downward. Each such adjustment shall determine Employee's Overriding Royalty Interest for the fiscal year in question, and shall be uniform on Prospects acquired during that period (subject to paragraphs 9.5.1 and 9.5.3). Without limiting the foregoing, a Permitted Reduction shall apply to any





Employment Agreement - Richard R. Clark

                          Major Prospect subject to this Agreement that was acquired by Company during such fiscal year, whether or not an adjustment of Employee's Overriding Royalty Interest in such Major Prospect shall have been made pursuant to paragraph 9.5.3.

                          All leases acquired in those Prospects, whether during the same fiscal year or thereafter, shall be subject to the same Employee's Overriding Royalty Interest established at the time the Prospect was acquired, subject, however, to adjustment as provided for in this paragraph 9. A Permitted Reduction in Employee's Overriding Royalty Interest for a particular fiscal year, however, shall not operate to reduce Employee's Overriding Royalty Interest stated in paragraph 9.2 in respect of any Prospects acquired by Company in any subsequent fiscal year during the term or extended term hereof.

                          9.5.2(a) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any FPF/TLP
                                           Exploitation Prospects acquired by
                                           Company during a fiscal year of
                                           Company for which Company's estimate
                                           of Exploration and Development Costs
                                           incurred or to be incurred by
                                           Company Group in respect of all
                                           FPF/TLP Exploitation Prospects
                                           acquired in such fiscal year exceeds
                                           $30 million through the end of the
                                           respective primary development
                                           periods for the fields comprising
                                           such FPF/TLP Exploitation Prospects
                                           (which periods, solely for purposes
                                           of the adjustment provided for in
                                           this paragraph, shall not exceed
                                           five (5) years), an alternative
                                           calculation will be made prior to
                                           determining the applicable
                                           "Permitted Reduction" of Employee's
                                           Overriding Royalty Interest with
                                           respect to such FPF/TLP Exploitation
                                           Prospects.  Such alternative
                                           calculation shall be based upon the
                                           assumptions that the total
                                           Exploration and Development Costs to
                                           be incurred by Company Group in
                                           respect of all such FPF/TLP
                                           Exploitation Prospects will be
                                           incurred over a two (2) year period
                                           and that such Exploration and
                                           Development Costs will be in
                                           addition to a "base level" of $70
                                           million in Exploration and
                                           Development Costs to be incurred by
                                           Company Group exclusive of the
                                           identified FPF/TLP Exploitation
                                           Prospects.  Such alternative
                                           Exploration and Development Costs
                                           level (the "alternative E & D Costs
                                           level") shall be determined as
                                           follows:





Employment Agreement - Richard R. Clark

                                           The alternative E & D Costs level
                                           shall be the sum of:

                                           (i)    One-half of Company's estimate
                                                  of Exploration and
                                                  Development Costs incurred or
                                                  to be incurred by Company
                                                  Group through the end of the
                                                  respective primary
                                                  development periods in
                                                  respect of all FPF/TLP
                                                  Exploitation Prospects
                                                  acquired in such fiscal year,
                                                  plus

                                           (ii)   $70 million.

                                           The Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to such FPF/TLP Exploitation
                                           Prospects (both before and after
                                           Payout) may, in Company's sole
                                           discretion, be reduced by the
                                           greater of (x) the "Permitted
                                           Reduction" percentage set forth in
                                           the table above in this paragraph
                                           for the actual "Total E & D Costs
                                           Level" for such fiscal year and (y)
                                           the "Permitted Reduction" percentage
                                           set forth in the table above that
                                           would be applicable if the "Total E
                                           & D Costs Level" for such fiscal
                                           year were equal to such "alternative
                                           E & D Costs level".

                                           If the Overriding Royalty Interest
                                           set forth in paragraph 9.2 with
                                           respect to such FPF/TLP Exploitation
                                           Prospects, when reduced pursuant to
                                           the foregoing provisions of this
                                           paragraph, exceeds two-thirds of the
                                           Overriding Royalty Interest set forth
                                           in paragraph 9.2, Company may, in its
                                           sole discretion, further reduce such
                                           Overriding Royalty Interest to an
                                           interest equal to two- thirds (before
                                           and after Payout, respectively) of
                                           such Overriding Royalty Interest set
                                           forth in paragraph 9.2.  Further, if
                                           the Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to any such FPF/TLP Exploitation
                                           Prospect, when reduced to such
                                           two-thirds level pursuant to the
                                           foregoing provisions of this
                                           paragraph, exceeds the Overriding
                                           Royalty Interest in such Prospect
                                           that would result from multiplying
                                           the Overriding Royalty Interest
                                           percentage set forth in paragraph 9.2
                                           times a Working Interest percentage
                                           of 50% of 8/8ths, Company may, in its
                                           sole discretion, further reduce such
                                           Overriding Royalty Interest set forth
                                           in paragraph 9.2 with respect to such
                                           FPF/TLP Exploitation Prospect to a
                                           percentage (before and after Payout,
                                           respectively) that, when multiplied
                                           times Company's Working Interest in
                                           such FPF/TLP





Employment Agreement - Richard R. Clark

                                           Exploitation Prospect, would equal
                                           the Overriding Royalty Interest
                                           percentage (before and after Payout,
                                           respectively) set forth in paragraph
                                           9.2 times a Working Interest
                                           percentage of 50% of 8/8ths.

                          9.5.2(b) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any Subsea Tieback Exploitation Prospects acquired by Company during such fiscal year, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to such Subsea Tieback Exploitation Prospects, when reduced pursuant to the foregoing provisions of this paragraph, exceeds the Overriding Royalty Interest in such Prospect that would result from multiplying the Overriding Royalty Interest percentage set forth in paragraph
                                           9.2 times a Working Interest
                                           percentage of 50% of 8/8ths, Company
                                           may, in its sole discretion, further
                                           reduce such Overriding Royalty
                                           Interest set forth in paragraph 9.2
                                           with respect to such Subsea Tieback
                                           Exploitation Prospect to a
                                           percentage (before and after Payout,
                                           respectively) that, when multiplied
                                           times Company's Working Interest in
                                           such Subsea Tieback Exploitation
                                           Prospect, would equal the Overriding
                                           Royalty Interest percentage (before
                                           and after Payout, respectively) set
                                           forth in paragraph 9.2 times a
                                           Working Interest percentage of 50%
                                           of 8/8ths.

                          9.5.2(c) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any FPF/TLP
                                           Exploration Prospects acquired by
                                           Company during such fiscal year, if
                                           the Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to any such FPF/TLP Exploration
                                           Prospects, when reduced pursuant to
                                           the foregoing provisions of this
                                           paragraph, exceeds two-thirds of the
                                           Overriding Royalty Interest set
                                           forth in paragraph 9.2, Company may,
                                           in its sole discretion, further
                                           reduce such Overriding Royalty
                                           Interest to an interest equal to
                                           two-thirds (before and after Payout,
                                           respectively) of such Overriding
                                           Royalty Interest set forth in
                                           paragraph 9.2.  Further, if the
                                           Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to any such FPF/TLP Exploration
                                           Prospect, when reduced to such
                                           two-thirds level pursuant to the
                                           foregoing provisions of this
                                           paragraph, exceeds the Overriding
                                           Royalty Interest in such Prospect
                                           that would result from multiplying
                                           the Overriding Royalty Interest





Employment Agreement - Richard R. Clark
                                           percentage set forth in paragraph 9.2
                                           times a Working Interest percentage
                                           of 50% of 8/8ths, Company may, in
                                           its sole discretion, further reduce
                                           such Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to such FPF/TLP Exploration Prospect
                                           to a percentage (before and after
                                           Payout, respectively) that, when
                                           multiplied times Company's Working
                                           Interest in such FPF/TLP Exploration
                                           Prospect, would equal the Overriding
                                           Royalty Interest percentage (before
                                           and after Payout, respectively) set
                                           forth in paragraph 9.2 times a
                                           Working Interest percentage of 50%
                                           of 8/8ths.

                          9.5.2(d) Notwithstanding the foregoing provisions of this paragraph 9.5.2, with respect to any Subsea Tieback Exploration Prospects acquired by Company during such fiscal year, if the Overriding Royalty Interest set forth in paragraph 9.2 with respect to any such Subsea Tieback
                                           Exploration Prospects, when reduced
                                           pursuant to the foregoing provisions
                                           of this paragraph, exceeds the
                                           Overriding Royalty Interest in such
                                           Prospect that would result from
                                           multiplying the Overriding Royalty
                                           Interest percentage set forth in
                                           paragraph 9.2 times a Working
                                           Interest percentage of 50% of
                                           8/8ths, Company may, in its sole
                                           discretion, further reduce such
                                           Overriding Royalty Interest set
                                           forth in paragraph 9.2 with respect
                                           to such Subsea Tieback Exploration
                                           Prospect to a percentage (before and
                                           after Payout, respectively) that,
                                           when multiplied times Company's
                                           Working Interest in such Subsea
                                           Tieback Exploration Prospect, would
                                           equal the Overriding Royalty
                                           Interest percentage (before and
                                           after Payout, respectively) set
                                           forth in paragraph 9.2 times a
                                           Working Interest percentage of 50%
                                           of 8/8ths.

                 9.5.3 With respect to any Major Prospect, Company may in its sole discretion elect to adjust the Overriding Royalty Interest set forth in paragraph 9.2, effective as of the date of Company's acquisition of such Major Prospect, as follows:

                          Employee's before-Payout interest shall be reduced by the following formula:

                          where "X" equals the total amount estimated by Company for Exploration and Development Costs to be incurred by Company Group in respect of such





Employment Agreement - Richard R. Clark

                ORIGINAL BEFORE-PAYOUT INTEREST
                ------------------------------- = REDUCED BEFORE-PAYOUT INTEREST
                                  X
                                  -
                                  Y

                          Major Prospect through the end of the primary development period for the field comprising such Major Prospect (which period, solely for purposes of such adjustment calculation, shall not exceed five
                          (5) years), and where "Y" equals $30 million.

                          Employee's after-Payout interest shall be increased by adding thereto the full amount of the percentage interest so deducted from Employee's before-Payout interest until 2.5 times Payout is reached, at which time Employee's after-Payout interest shall be reduced by subtracting therefrom the same percentage interest that was previously added thereto pursuant to this sentence.

                          Such election may be made by Company whether or not Employee's Overriding Royalty Interest in such Major Prospect shall have been reduced pursuant to paragraph 9.5.2. In the case of any such prior reduction pursuant to paragraph 9.5.2, the term "original before-Payout interest" as used above in this paragraph shall refer to Employee's before-Payout interest as previously reduced pursuant to paragraph 9.5.2.

                 9.5.4 Notwithstanding anything contained herein to the contrary, after an assignment is delivered to Employee with respect to a Prospect pursuant to paragraph 9.4, Company or its assigns may no longer reduce or modify Employee's Overriding Royalty Interest on any well in such Prospect without written consent of Employee, except pursuant to paragraphs 9.5.1(c), 9.5.1(d), 9.5.1(e), 9.5.2 and 9.5.3 in the
                          case only of assignments other than those delivered pursuant to paragraphs 9.4.8(a), 9.4.8(b) and 9.4.9.

                 9.5.5 In no event may any party other than Company reduce or modify Employee's Overriding Royalty Interest without written consent of Employee.

                 9.5.6 Company shall give Employee written notice of any adjustment made to Employee's Overriding Royalty Interest pursuant to the provisions of paragraphs 9.5.1(b), 9.5.1(c), 9.5.1(d), 9.5.1(e), 9.5.2 and
                          9.5.3 within one hundred twenty (120) days following such adjustment.





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
                 9.5.7 Upon request by Company, Employee shall execute and deliver to Company such reassignments, transfer orders, division orders, releases and other documents deemed by Company to be necessary or appropriate to evidence any modification, reduction or other adjustment pursuant to this paragraph 9.5.

                 9.6      Company's Preferential Right to Purchase.

                 If at any time during the term or extended term of this Agreement, or if within one (1) year from the expiration of this Agreement, Employee receives and desires to accept an offer for the purchase of a part or all of Employee's Overriding Royalty Interest assigned pursuant to this paragraph 9 (the portion or all of such Overriding Royalty Interest covered by such offer to purchase being herein sometimes called the "Offered Interest"), from a prospective third party purchaser who is ready, willing and able to purchase the same, then Employee shall have the right to sell such Offered Interest, but only after complying with the following terms and provisions:

                 9.6.1 The offer shall first be reduced to writing and signed by Employee and the offeror. Employee shall give Company written notice of his receipt of, and his desire to accept, such written offer, together with a copy of such written offer signed by the prospective third party purchaser and containing all of the terms and conditions of such offer. The date such written notice is given to Company is herein sometimes called the "Original Date."

                 9.6.2 Company shall thereafter have an option to purchase the Offered Interest upon the same terms set forth in said offer, which option may be exercised by written notice thereof given to Employee within ten (10) days after the Original Date.

                 9.6.3 If the Offered Interest is not purchased by Company pursuant to the foregoing provisions of this paragraph, then Employee shall have the right to sell the Offered Interest to the prospective third party purchaser named in such offer, provided that such sale is consummated within thirty (30) days from the expiration date of the option of Company created hereby and provided that such sale is made in strict conformity with the terms of such offer.

                 9.6.4 If, however, such sale of the Offered Interest does not occur within such thirty-day period for the price and upon the terms set forth in such offer, then any sale of part or all of such Offered Interest thereafter shall again be subject to the option to purchase granted to Company under this paragraph 9.6.





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
                 9.6.5 If Employee elects to take title to an Overriding Royalty Interest in a legal entity other than himself (which he may do only with Company's consent), such entity shall take title subject to all of the terms and conditions of this Agreement.

                 9.7      Additional Provisions Affecting Overriding Royalty
                          Interest.

                 In addition to the other provisions of this paragraph 9, Employee's Overriding Royalty Interest shall be subject to the following:

                 9.7.1 Notwithstanding anything to the contrary contained herein, Employee shall not have the right to take in kind or separately dispose of the production of oil and gas attributable to his Overriding Royalty Interest.

                 9.7.2 Employee's Overriding Royalty Interest shall also apply to the production of oil and gas under the terms and provisions of any renewal, extension or new lease, to the extent such renewal, extension or new lease covers all or any portion of any lands covered by the expired lease which was subject to Employee's Overriding Royalty Interest or is within the Prospect plat, and provided, however, that any such renewal, extension or new lease shall have been acquired by or for the benefit of Company, either prior to or within one (1) year after the expiration of the expired lease.

                 9.7.3 Except as otherwise provided in this paragraph 9, in no event shall Employee ever be liable or responsible in any way for payment of any part of any exploration, drilling or production costs or liabilities incurred by Company or its assigns or other lessees attributable to the lease or leases in a Prospect or to the production therefrom, it being the intent of the parties that Employee's Overriding Royalty Interest shall constitute a non-participating royalty interest for all purposes.

                 9.7.4 Company will conduct and carry on the development, maintenance and operation of any lease subject to Employee's Overriding Royalty Interest in a manner which it deems in its sole judgment to be reasonable and prudent and in accordance with good oil and gas field practices, and it will drill such wells as it deems proper in its sole judgment from time to time in order to protect such lease from drainage; provided, however, (a) nothing herein contained shall obligate Company to conduct any drilling operations whatsoever upon such lease, or to continue to operate any well or to operate or maintain in force or attempt to maintain in force such lease by payment of delay rentals, compensatory royalties or other payments or by the drilling of any wells upon said lease, or in any





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
                          other manner, and the extent and duration of all operations, as well as the preservation of each of such leases by delay rental payments or otherwise, shall be solely at the will of Company, and (b) Company shall have the right at any time to surrender, abandon or otherwise terminate any such lease in whole or in part without liability to Employee.

                 9.7.5 Company shall have the right to sell all production attributable to Employee's Overriding Royalty Interest on the same basis upon which the production attributable to Company's interest in the same production is sold, and shall account to Employee on that basis. In no event shall Employee be entitled to receive payments for production attributable to his Overriding Royalty Interest calculated on a basis higher than that upon which Company's interest in the same production is calculated or computed on a higher price than that payable to Company on account of production attributable to its interest, and in no event shall Employee be entitled to receive payments on amounts suspended by purchasers of the production pending determination of the authorized price by governmental entities. However, if Company sells any such production to an affiliate of Company, the price therefor shall not be less than would have been reasonably obtainable in a sale to a non-affiliated purchaser.

                 9.7.6 There shall be deducted from the production, before Employee's Overriding Royalty Interest is computed, any production lost in the production from the leases, or any lands pooled therewith, or used for drilling, operating, development or production or in plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of producing or processing production from lands covered by the leases or from any lands pooled with the leases.

                 9.7.7 Company shall have the right and option, but not the obligation, to process gas produced and saved from the leases. If Company elects to process or have processed, such gas in a gas processing plant or other facility, whether or not owned by Company, then in such event Employee shall be paid his percentage share provided for herein of the proceeds of sale of all gasoline or other liquid hydrocarbons or other products manufactured or extracted from such gas as a result of such processing (collectively, the "Products"), less the costs of extraction or manufacture (which may consist of a portion of the Products). Company shall also pay to Employee the same percentage share of the proceeds of sale of all residue gas sold by Company, less expenses incurred by Company in transporting any such gas to point of delivery and for dehydration





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
                          and/or compression of gas at or prior to such delivery and other expenses and fees typically borne by royalty owners (excluding expenses or fees for capital projects funded by Company to the extent such expenses or fees have been included in the Payout calculation for the well from which such gas is produced).

                 9.7.8 Employee's Overriding Royalty Interest shall bear its proportionate share of all other costs of marketing and transporting production from the leases or from any lands pooled therewith which are typically borne by royalty owners (excluding expenses or fees for capital projects funded by Company to the extent such expenses or fees have been included in the Payout calculation for the well from which such production is produced).

                 9.7.9 Employee's Overriding Royalty Interest shall also bear its share of all ad valorem, production, severance, sales, gathering and other taxes typically borne by royalty owners (whether state, federal or otherwise) assessed or levied on or in connection with the Overriding Royalty Interest or the production from the leases.

                 9.7.10 Company or its assigns shall have the right and power, without any approval by Employee, to pool or unitize any lease which is subject to Employee's Overriding Royalty Interest, and to alter, change, amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of a Prospect, as to any one or more of the formations or horizons thereunder, upon such terms and provisions as Company shall in its sole discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law now existing or hereafter enacted, or any rule, regulation or order of any governmental body now or hereafter promulgated, any of the leases of Company are pooled or unitized in any manner, Employee's Overriding Royalty Interest shall also be pooled and unitized, and in such event Employee's Overriding Royalty shall only be paid on that portion of the production from the unit or units so pooled, which is attributable to said leases under and by virtue of the pooling and unitization.

                 9.7.11 Company may withhold payment to Employee of any funds attributable to Employee's Overriding Royalty Interest which Company, in its sole discretion, deems to be subject to a risk of refund or recoupment pursuant to any rule, regulation or order of any governmental authority or any adverse claims by third parties. During such suspense period, Employee shall not be entitled to interest on sums so withheld.





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
                 9.7.12 In the event Company's Working Interest in any lease in which Employee is entitled to an Overriding Royalty Interest covers less than all of the full and entire undivided interest in and to the land described therein, and in and to all the oil and gas rights relating thereto, then in that event the Overriding Royalty Interest as to that portion of the leased premises in which Company's Working Interest in such lease does not cover such full and entire undivided interest shall be reduced proportionately (i.e., in the proportion that the undivided interest in and to said land and oil and gas rights covered by such lease bears to such full and entire undivided interest).

                 9.7.13 Notwithstanding anything contained in this paragraph 9 to the contrary, Employee's Overriding Royalty Interest in any Net Profit Share Lease ("NPSL") shall be reduced at the same time and in the same percentage as Company's net revenue interest in said NPSL is reduced pursuant to the provisions of said NPSL.

                 9.7.14 Company and Employee further undertake and agree promptly to execute and deliver, upon request of either party, all assignments, reassignments, transfer orders, division orders, releases and any other documents as may be necessary to implement this paragraph 9 or otherwise to more fully assure to each party the rights and interests of such party provided for in this paragraph 9.

         10.     Insurance.

                 10.1 Employee shall be eligible for participation in such insurance programs as Company shall institute from time to time covering medical and dental expenses and such life and accidental death and dismemberment insurance programs as Company shall institute from time to time. Payment of premiums for such coverages shall be in accordance with Company policy covering all employees as may be established from time to time by Company. Employee shall also be eligible for participation in such retirement, pension, deferred compensation and other benefit programs the Company shall initiate from time to time.

         11.     Outside Activities.

                 During the term or extended term of this Agreement, Employee shall devote all of his working time, energy and talents to the due discharge and performance of his duties hereunder, at the direction and subject to the control of Company, and shall perform such services and duties as shall reasonably be required from him from time to time by Company. Employee agrees that he will not knowingly become involved in a conflict of interest with Company or its subsidiaries, or upon discovery thereof,





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                                      -39-
                 allow such a conflict to continue. Moreover, Employee agrees to provide Company a statement of all other directorships Employee holds, with a brief description of the business activities of each organization. This statement shall be provided on or before December 31 of each year. If, in the opinion of Company, a conflict of interest exists between Company (and its affiliates) and the organization in which the Employee holds a directorship, Company can require Employee to resign the outside directorship.

         12.     Right to Invest.

                 Nothing in this Agreement is intended or shall be construed to limit Employee's right (i) to engage in passive personal investments, including, but not limited to, holding as an investment not more than five percent (5%) of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) capital stock or other securities of any corporation or other entity that conducts activities that compete with the business of Company or any affiliate of Company; or (ii) to invest, individually or with others, in oil and gas prospects, subject, however, in the case of oil and gas prospects to the following conditions:

                 12.1 Company must have first had the right and opportunity to purchase all of the interest in any prospect made available to Employee, even if this would preclude Employee's participation.

                 12.2 Company must have made known its election either to participate in less than the full interest made available to Employee and have no desire to acquire an additional interest, or declined to participate at all in the prospect. If Company elects to participate in less than the full interest made available to Employee, Employee may invest in the portion of such interest not acquired by Company.

                 12.3 Employee must purchase his interest in the oil and gas prospect on terms which are no more favorable than those made available to Company.

         13.     Disability During Employment.

                 If Employee shall become unable to perform his duties by reason of disability, he shall be entitled to receive, in addition to any insurance benefits he may receive, all of his salary for the first one (1) month of his disability, and one-half (1/2) of his salary for the next three (3) months of disability. Periods of disability shall not be cumulative so long as they are separated by at least ninety (90) days of continuous service.





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
                 The term "disability" shall mean disability which, in the opinion of a doctor satisfactory to Company, renders Employee unable to perform his duties hereunder as evidenced by such doctor's certificate. The date disability commences shall be the date Employee first absents himself from work during a continuous period of disability.

         14.     Merger or Acquisition.

                 In the event Company should be acquired by or merged into another company, by signature of Company's authorized representatives, Company hereby agrees that this Employment Agreement shall be binding upon Company, its successors and assigns, and shall be disclosed to any party considering merger with, or acquisition of, Company.

         15.     Arbitration.

                 15.1 If a dispute arises out of or related to this Agreement and the dispute cannot be settled through direct discussions, Company and Employee agree that they shall first endeavor to settle the dispute in an amicable fashion. If such efforts fail to resolve the dispute, the dispute shall, except as otherwise provided in paragraph 19, be resolved as follows:

                          15.1.1 Except as provided in paragraph 15.1.2 below, any and all claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, even though some or all of such claims allegedly are extracontractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association (the "AAA"). The arbitration proceeding shall be conducted in Houston, Texas. The arbitration may be initiated by either party by providing to the other a written notice of arbitration specifying the claims, and the parties shall thereafter endeavor to agree on an arbitrator. If within thirty (30) days of the notice of initiation of the arbitration procedure, the parties are unable to agree on an





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                                      -41-
                                  arbitrator, the party requesting arbitration shall file a request with the AAA that the Houston, Texas office of the AAA provide a list of potential arbitrators to both parties. The parties shall thereafter have sixty (60) days to select an arbitrator from such list, with such selection to be by mutual agreement. If the parties fail to select an arbitrator within such time by mutual agreement, then either party may request that the Chief Judge of the U.S. District Court for the Southern District of Texas appoint an arbitrator, and any such appointment shall be binding. The arbitrator, utilizing the Commercial Arbitration Rules of the American Arbitration Association, shall within 120 days of his or her selection, resolve all disputes between the parties. There shall be no transcript of the hearings before the arbitrator. The arbitrator's decision shall be in writing, but shall be as brief as possible. The arbitrator shall not assign the reasons for his or her decision. The arbitrator's decision shall be final and non-appealable to the maximum extent permitted by law.
                                  Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrator. In deciding the substance of any such claims, the arbitrator shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other State's law); provided, however, it is expressly agreed that the arbitrator shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary, or punitive damages in connection with any such claims.





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
                          15.1.2 Notwithstanding the agreement to arbitrate contained in paragraph 15.1.1 above, in the event that either party wishes to seek a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief in connection with any or all such claims, demands, cause of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving Company, Employee, and/or their respective representatives, including disputes arising out of a breach or alleged breach of paragraph 4 or 16, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, each party shall have the right to pursue such injunctive relief in court, rather than by arbitration. The parties agree that such action for a temporary restraining order, a preliminary or temporary injunction, or other injunctive relief will be brought in the State or federal courts residing in Houston, Harris County, Texas.

                 15.2 The Company shall pay all costs and expenses of Company and Employee (including, but not limited to, attorneys' fees, the fees of the arbitrator and the AAA and any other related costs) for any arbitration proceeding or legal action; provided, however, that if in any such arbitration proceeding or legal action, the arbitrator or court, respectively, determines that Employee has prosecuted or defended any issue in such proceeding or action in bad faith, the arbitrator or court, respectively, may allocate the portion of such costs and expenses relating to such issue between the parties in any other manner deemed fair, equitable and reasonable by the arbitrator or court, respectively.

         16.     Noncompetition Obligations.

                 16.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Company to enter into this Agreement, Company and Employee agree to the non-competition obligations hereunder. Employee will not, directly or indirectly for Employee or for others:





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
                          16.1.1 in any geographic area or market where Company or any of its subsidiaries are conducting any business as of the date of termination of the employment relationship or have during the previous twelve months conducted such business, engage in any business competitive with any such business; or

                          16.1.2 in any geographic area or market where Employee knew Company contemplated entering any business as of the date of termination of the employment relationship, but only if Company had, as of such date, invested significant resources toward entering into such business in such geographic area or market, engage in any business competitive with any such business;

                          16.1.3 render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with Company's business within the parameters described in paragraphs 16.1.1 and 16.1.2 above with respect to such competitive business; or

                          16.1.4 induce any employee of Company or any of its subsidiaries to terminate his or her employment with Company or its subsidiaries, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

                          These non-competition obligations shall commence upon the date of execution of this Agreement and extend until the earlier of (a) the expiration of the term of this Agreement (or any extended term) or (b) twelve (12) months after termination of the employment relationship; provided, however, that notwithstanding anything contained in this paragraph 16 to the contrary, such obligations shall only apply after the termination of employment if the termination of employment results from termination for Cause by Company under paragraph 3.5 or voluntary termination without Good Reason by Employee (it being understood and agreed that termination of this Agreement by Employee under paragraph 3.1 shall not, for purposes of this paragraph 16, constitute voluntary termination without Good Reason by Employee).

                 16.2 Employee understands that the foregoing restrictions may limit Employee's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high renumeration and other





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                                      -44-
                          benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article by Employee, and Company shall be entitled to enforce the provisions of this Agreement and/or to specific performances and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including, without limitation, the recovery of damages from Employee and Employee's agents involved in such breach and remedies available to Company pursuant to other agreements with Employee.

                 16.3 It is expressly understood and agreed that Company and Employee consider the restrictions contained in this paragraph 16 to be reasonable and necessary. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

         17.     Foreign Corrupt Practices Act.

                 Employee shall at all times comply with the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78
                 (FCPA), as the FCPA may hereafter be amended, and/or its successor statutes. If Employee pleads guilty to or nolo contendere or admits civil or criminal liability under the FCPA, or if a court finds that Employee committed an action resulting in any Company entity having civil or criminal liability or responsibility under the FCPA with knowledge of the activities giving rise to such liability or knowledge of facts from which Employee should have reasonably inferred the activities giving rise to liability had occurred or were likely to occur, such action or finding shall constitute Cause for termination by Company under paragraph 3.5 of this Agreement unless Company's Board of Directors determines that the actions found to be in violation of the FCPA were taken in good faith and in compliance with all applicable policies of Company.

         18.     Survival.

                 The provisions of paragraphs 4 and 16 shall survive any termination of the employment relationship and/or of this Agreement for the periods stated therein. The provisions of paragraph 15 relating to arbitration shall survive any termination of the employment relationship between Employee and Company and the termination of this Agreement.





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
                 Amounts, compensation, rights and benefits which Employee is entitled to receive or have accrued to Employee under this Agreement or under any plan, program, arrangement, agreement or policy of or with Company or any of its affiliates before, at or subsequent to the termination of the employment relationship between Employee and Company or the termination of this Agreement shall not be superseded and shall survive any such termination.

         19.     Certain Additional Payments by Company.

                 19.1 Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Employee of all taxes (as defined in paragraph 19.11) imposed upon the Gross-Up Payment, Employee retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                 19.2 Subject to the provisions of paragraph 19.3 through 19.11, any determination (individually, a "Determination") required to be made under this paragraph 19, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at Company's expense, by nationally recognized tax counsel mutually acceptable to Company and Employee ("Tax Counsel"). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to Company and Employee within 15 business days of the termination of Employee's employment, if applicable, or such other time or times as is reasonably requested by Company or Employee. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Payment





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
                          or Payments. Employee shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall be paid by Company to Employee within five business days of Employee's receipt of such Determination. The existence of a Dispute shall not in any way affect Employee's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon Company and Employee, subject in all respects, however, to the provisions of paragraph 19.3 through
                          19.11 below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by Company should have been made ("Underpayment"), and if upon any reasonable written request from Employee or Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at Company's expense, thereafter determines that Employee is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to Employee.

                 19.3 Company shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Employee resulting from any Final Determination (as defined in paragraph 19.10) that any Payment is subject to the Excise Tax.

                 19.4 If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Employee against Company under this paragraph 19 ("Claim"), including, but not limited to, a claim for indemnification of Employee by Company under paragraph 19.3, then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

                 19.5 If a Claim is asserted against Employee ("Employee Claim"), Employee shall take or cause to be taken such action in connection with contesting such Employee Claim as Company shall reasonably request in writing from time to time, including the retention of





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                          counsel and experts as are reasonably designated by
                          Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

                          19.5.1 within 30 calendar days after Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Employee Claim (or such earlier date that any payment of the taxes claimed is due from Employee, but in no event sooner than five calendar days after Company receives or delivers such Tax Claim Notice), Company shall have notified Employee in writing ("Election Notice") that Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that Company elects to contest, and to control the defense or prosecution of, such Employee Claim at Company's sole risk and sole cost and expense; and

                          19.5.2 Company shall have advanced to Employee on an interest-free basis, the total amount of the tax claimed in order for Employee, at Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of paragraph 19.7, sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that Company shall only be entitled to sue for a refund and Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Employee harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

                          19.5.3 Company shall reimburse Employee for any and all costs and expenses resulting from any such request by Company and shall indemnify and hold Employee harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.





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                 19.6     Subject to the provisions of paragraph 19.5 hereof,
                          Company shall have the right to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by Company to a Final Determination; provided, however, that (i) Company shall not, without Employee's prior written consent, enter into any compromise or settlement of such Employee Claim that would adversely affect Employee, (ii) any request from Company to Employee regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Employee with respect to which the contested issues involved in, and amount of, the Employee Claim relate is limited solely to such contested issues and amount, and (iii) Company's control of any contest or proceeding shall be limited to issues with respect to the Employee Claim and Employee shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as Company is diligently defending or prosecuting such Employee Claim, Employee shall provide or cause to be provided to Company any information reasonably requested by Company that relates to such Employee Claim, and shall otherwise cooperate with Company and its representatives in good faith in order to contest effectively such Employee Claim. Company shall keep Employee informed of all developments and events relating to any such Employee Claim (including, without limitation, providing to Employee copies of all written materials pertaining to any such Employee Claim), and Employee or his authorized representatives shall be entitled, at Employee's expense, to participate in all conferences, meetings and proceedings relating to any such Employee Claim.

                 19.7 If, after actual receipt by Employee of an amount of a tax claimed (pursuant to an Employee Claim) that has been advanced by Company pursuant to paragraph
                          19.5.2 hereof, the extent of the liability of Company hereunder with respect to such tax claimed has been established by a Final Determination, Employee shall promptly pay or cause to be paid to Company any refund actually received by, or actually credited to, Employee with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by Company to Employee, whether under the provisions of this Agreement or otherwise. If, after the receipt by Employee of an amount advanced by Company pursuant to paragraph 19.5.2, a determination is made by the Internal Revenue Service or other appropriate taxing authority that Employee shall not be entitled to any refund with respect to such tax claimed and





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                                      -49-

                          Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

                 19.8 With respect to any Employee Claim, if Company fails to deliver an Election Notice to Employee within the period provided in paragraph 19.5.1 hereof or, after delivery of such Election Notice, Company fails to comply with the provisions of paragraph 19.5.2,
                          19.5.3 or 19.6 hereof, then Employee shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of Company, such Employee Claim. Employee shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Employee, Company shall cooperate, and shall cause its affiliates to cooperate, in good faith with Employee and his authorized representatives in order to contest effectively such Employee Claim. Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Employee Claim controlled by Employee pursuant to this paragraph
                          19.8 and shall bear its own costs and expenses with respect thereto. In the case of any Employee Claim that is defended or prosecuted by Employee, Employee shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from Company with respect to costs and expenses incurred by Employee in connection with such defense or prosecution.

                 19.9 In the case of any Employee Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this paragraph 19.9, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim that have not theretofore been paid by Company to Employee, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by Company to Employee, within ten calendar days after such Final Determination. In the case of any Employee Claim not covered by the preceding sentence, Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim at least ten calendar days before the date payment of such taxes is due from Employee, except where payment of such taxes is sooner required under the provisions of this paragraph





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
                          19.9, in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this paragraph 19.9 shall be made within the time and in the manner otherwise provided in this paragraph 19.9.

                 19.10 For purposes of this Agreement, the term "Final Determination" shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.

                 19.11 For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

         20.     No Obligation to Mitigate.

                 Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to Employee pursuant to this Agreement, whether by seeking other employment or otherwise; nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by Employee as a result of employment by another person or entity.

         21.     Miscellaneous.

                 21.1 This Agreement shall not be modified or amended except in writing and signed by Company and Employee. This Agreement shall be binding upon the heirs, administrators, or executors and the successors and assigns of each party to this Agreement.

                 21.2 The rights and benefits of Employee under the Agreement are personal to him and shall not be assigned or transferred without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.





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                 21.3     All titles or headings of sections or paragraphs or
                          other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections or paragraphs or other divisions, such content being controlling as to the agreement between the parties hereto.

                 21.4 This Agreement is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.

                 21.5 EMPLOYEE AFFIRMS AND ATTESTS BY HIS SIGNATURE TO THIS AGREEMENT THAT HE HAS READ THIS AGREEMENT BEFORE SIGNING IT AND THAT HE FULLY UNDERSTANDS ITS PURPOSES, TERMS AND PROVISIONS, WHICH HE HEREBY EXPRESSLY ACKNOWLEDGED TO BE REASONABLE IN ALL RESPECTS. EMPLOYEE FURTHER ACKNOWLEDGES RECEIPT OF ONE COPY OF THIS AGREEMENT.

                 21.6 Notices contemplated under this Agreement shall be directed to the following address:


                          If to Company:

                                  Mariner Energy, Inc.
                                  580 Westlake Boulevard, Suite 1300
                                  Houston, Texas  77079

                                  Attention:  President and Chief Executive
                                              Officer

                          If to Employee:

                                  Richard R. Clark
                                  19235 Kessington Lane
                                  Houston, Texas  77094


                          Company and Employee may change the above addresses for notice purposes by notifying the other in writing.

                 21.7 The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 21.8 Except as otherwise expressly provided herein, nothing contained in this Agreement shall limit or otherwise affect any rights or benefits which are vested in, accrued to, or earned by Employee, or





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                          for which Employee is entitled to, prior to the
                          Effective Date whether under the Employment Agreement or otherwise.

                 21.9 ON THE EFFECTIVE DATE, THAT CERTAIN CHANGE IN CONTROL AGREEMENT DATED EFFECTIVE AS OF FEBRUARY 12, 1996, BETWEEN COMPANY AND EMPLOYEE SHALL TERMINATE AND BE FROM THE EFFECTIVE DATE NULL, VOID AND OF NO FURTHER FORCE OR EFFECT WHATSOEVER.

         Executed as of the Effective Date in duplicate originals at Houston, Texas.


                                         COMPANY:

                                         MARINER ENERGY, INC. (formerly known
                                           as Hardy Oil & Gas USA Inc.)


                                         By:        /s/ ROBERT E. HENDERSON
                                               --------------------------------
                                         Printed Name:  Robert E. Henderson
                                                       ------------------------
                                         Printed Title: President and Chief
                                                       ------------------------
                                                        Executive Officer
                                                       ------------------------



                                         EMPLOYEE:

                                         /s/ RICHARD R. CLARK
                                         --------------------------------------
                                         Richard R. Clark


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